Exhibit 99.1





                          AGREEMENT AND PLAN OF MERGER


                                 by and between


                        FLEETBOSTON FINANCIAL CORPORATION


                                       and


                                 SUMMIT BANCORP.


                              ---------------------



                           DATED AS OF OCTOBER 1, 2000

                                TABLE OF CONTENTS



                                    ARTICLE I

                                   THE MERGER

      1.1.  The Merger...................................................2
      1.2   Effective Time...............................................2
      1.3   Effects of the Merger........................................2
      1.4   Conversion of Summit Common Stock............................2
      1.5   FleetBoston Capital Stock....................................3
      1.6   Options......................................................3
      1.7   Articles of Incorporation of FleetBoston.....................4
      1.8   By-Laws of FleetBoston.......................................5
      1.9   Tax and Accounting Consequences..............................5

                                   ARTICLE II

                               EXCHANGE OF SHARES

      2.1   FleetBoston to Make Shares Available.........................5
      2.2   Exchange of Shares...........................................5

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SUMMIT

      3.1   Corporate Organization.......................................7
      3.2   Capitalization...............................................8
      3.3   Authority; No Violation......................................9
      3.4   Consents and Approvals......................................10
      3.5   Reports.....................................................11
      3.6   Financial Statements........................................11
      3.7   Broker's Fees...............................................12
      3.8   Absence of Certain Changes or Events........................12
      3.9   Legal Proceedings...........................................13
      3.10  Taxes and Tax Returns.......................................13
      3.11  Employees...................................................14
      3.12  SEC Reports.................................................15
      3.13  Compliance with Applicable Law..............................16
      3.14  Certain Contracts...........................................16
      3.15  Agreements with Regulatory Agencies.........................17
      3.16  Interest Rate Risk Management Instruments...................17
      3.17  Undisclosed Liabilities.....................................17
      3.18  Environmental Liability.....................................18
      3.19  Intellectual Property.......................................18

      3.20  State Takeover Laws; Summit Rights Agreement................19
      3.21  Reorganization; Pooling of Interests........................19
      3.22  Opinions....................................................19
      3.23  Summit Information..........................................19

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF FLEETBOSTON

      4.1   Corporate Organization......................................20
      4.2   Capitalization..............................................20
      4.3   Authority, No Violation.....................................22
      4.4   Consents and Approvals......................................22
      4.5   Reports.....................................................23
      4.6   Financial Statements........................................23
      4.7   Broker's Fees...............................................24
      4.8   Absence of Certain Changes or Events........................24
      4.9   Legal Proceedings...........................................24
      4.10  Taxes and Tax Returns.......................................25
      4.11  SEC Reports.................................................25
      4.12  Compliance with Applicable Law..............................26
      4.13  Agreements with Regulatory Agencies.........................26
      4.14  Interest Rate Risk Management Instruments...................26
      4.15  Undisclosed Liabilities.....................................27
      4.16  Environmental Liability.....................................27
      4.16  Reorganization; Pooling of Interests........................27
      4.17  FleetBoston Information.....................................27

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      5.1   Conduct of Businesses Prior to the Effective Time...........28
      5.2   Forbearances................................................28
      5.3   FleetBoston Forbearances....................................31

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      6.1   Regulatory Matters..........................................32
      6.2   Access to Information.......................................33
      6.3   Summit Stockholder Approvals................................34
      6.4   Legal Conditions to Merger..................................34
      6.5   Affiliates; Publication of Combined Financial Results.......34
      6.6   Stock Exchange Listing......................................35
      6.7   Employee Benefit Plans......................................35
      6.8   Indemnification; Directors' and Officers' Insurance.........36

      6.9   Additional Agreements.......................................37
      6.10  Advice of Changes...........................................37
      6.11  Dividends...................................................37
      6.12  Exemption from Liability Under Section 16(b)................37
      6.13  Directorships...............................................38
      6.14  Aggregate Capitalization....................................38
      6.15  Community Commitments.......................................38

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

      7.1   Conditions to Each Party's Obligation To Effect the Merger..38
      7.2   Conditions to Obligations of FleetBoston....................39
      7.3   Conditions to Obligations of Summit.........................40

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

      8.1   Termination.................................................40
      8.2   Effect of Termination.......................................41
      8.3   Amendment...................................................41
      8.4   Extension; Waiver...........................................42

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1   Closing.....................................................42
      9.2   Nonsurvival of Representations, Warranties and Agreements...42
      9.3   Expenses....................................................42
      9.4   Notices.....................................................42
      9.5   Interpretation..............................................43
      9.6   Counterparts................................................44
      9.7   Entire Agreement............................................44
      9.8   Governing Law...............................................44
      9.9   Publicity...................................................44
      9.10  Assignment; Third Party Beneficiaries.......................44


Exhibit A - Summit Option Agreement
Exhibit 6.5(a)(1) - Form of Affiliate Letter Addressed to Summit
Exhibit 6.5(a)(2) - Form of Affiliate Letter Addressed to FleetBoston

                             INDEX OF DEFINED TERMS


                                                                        Page No.
                                                                        -------

Agreement........................................................           1
Articles of Merger...............................................           2
Bank Merger......................................................           1
BHC Act..........................................................           8
Certificate......................................................           3
Certificate of Merger............................................           2
Closing..........................................................          42
Closing Date.....................................................          42
Code.............................................................           1
Covered Employees................................................          32
Distribution Date................................................          19
DPC Shares.......................................................           3
Effective Time...................................................           2
ERISA............................................................          14
Exchange Act.....................................................          11
Exchange Agent...................................................           5
Exchange Fund....................................................           5
Exchange Ratio...................................................           3
Federal Reserve Board............................................          10
FleetBoston......................................................           1
FleetBoston Articles.............................................          19
FleetBoston Capital Stock........................................           3
FleetBoston Common Stock.........................................           3
FleetBoston Disclosure Schedule..................................          20
FleetBoston Preferred Stock......................................           3
FleetBoston Regulatory Agreement.................................          26
FleetBoston Reports..............................................          25
FleetBoston Rights Agreement.....................................           3
FleetBoston Stock Plans..........................................          21
FleetBoston Stockholder Rights...................................           3
FleetBoston Subsidiary...........................................           8
FleetBoston 1999 Financial Information...........................          23
FleetBoston Warrants.............................................          21
GAAP.............................................................           5
Governmental Entity..............................................          11
HSR Act..........................................................          10
Information......................................................          33
Insurance Amount.................................................          37
Intellectual Property............................................          18
IRS..............................................................          13
Liens............................................................           9
Material Adverse Effect..........................................           7




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


Merger...........................................................           1
Merger Consideration.............................................           2
NJBCA............................................................           2
NYSE.............................................................           6
Proxy Statement..................................................          10
Receiving Party..................................................          33
Regulatory Agencies..............................................          11
RIBCA............................................................           2
SBA..............................................................          10
SEC..............................................................          10
Section 16 Information...........................................          37
Securities Act...................................................          15
SRO..............................................................          10
State Approvals..................................................          10
Stock Acquisition Date...........................................          19
Subsidiary.......................................................           8
Summit...........................................................           1
Summit Bank Subsidiary...........................................           1
Summit Benefit Plans.............................................          14
Summit By-Laws...................................................           8
Summit Capital Stock.............................................           8
Summit Certificate...............................................           8
Summit Common Stock..............................................           2
Summit Contract..................................................          17
Summit Disclosure Schedule.......................................           7
Summit ERISA Affiliate...........................................          14
Summit Insiders..................................................          37
Summit Option Agreement..........................................           1
Summit Regulatory Agreement......................................          17
Summit Reports...................................................          15
Summit Rights....................................................           8
Summit Rights Agreement..........................................           2
Summit Stock Plans...............................................           4
Summit Stockholder Rights........................................           2
Summit Subsidiary................................................           8
Summit 1999 10-K.................................................          11
Surviving Corporation............................................           1
S-4..............................................................          10
Tax(es)..........................................................          13
Trust Account Shares.............................................           3

                          AGREEMENT AND PLAN OF MERGER


            AGREEMENT AND PLAN OF MERGER, dated as of October 1, 2000 (this "Agreement"), by and between Summit Bancorp., a New Jersey corporation ("Summit"), and FleetBoston Financial Corporation, a Rhode Island corporation ("FleetBoston").

                              W I T N E S S E T H:

            WHEREAS, the Boards of Directors of Summit and FleetBoston have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein in which Summit will, subject to the terms and conditions set forth herein, merge with and into FleetBoston (the "Merger"), so that FleetBoston is the surviving corporation in the Merger (sometimes referred to in such capacity as the "Surviving Corporation"); and

            WHEREAS, as a condition to the execution of this Agreement, and simultaneously with the execution hereof, Summit and FleetBoston are entering into a stock option agreement (the "Summit Option Agreement") in the form attached hereto as Exhibit A; and

            WHEREAS, for Federal Income Tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code; and

            WHEREAS, the parties intend to effect the merger of Summit's bank subsidiaries (the "Summit Bank Subsidiaries") with and into Fleet National Bank, promptly following the Merger (the "Bank Merger"); and

            WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

            NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.1 The Merger. (a) Subject to the terms and conditions of this Agreement, in accordance with the New Jersey Business Corporation Act (the "NJBCA") and the Rhode Island Business Corporation Act (the "RIBCA"), at the Effective Time, Summit shall merge with and into FleetBoston. FleetBoston shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Rhode Island.

            (b) FleetBoston may at any time change the method of effecting the combination with Summit (including by providing for the merger of a wholly owned subsidiary of FleetBoston with and into Summit) if and to the extent FleetBoston deems such change to be desirable; PROVIDED, HOWEVER, that no such change shall
(i) alter or change the amount or kind of consideration to be issued to holders of the capital stock of Summit as provided for in this Agreement (the "Merger Consideration"), (ii) adversely affect the Tax treatment of Summit's stockholders as a result of receiving the Merger Consideration or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

            1.2 Effective Time. The Merger shall become effective as set forth in the articles of merger (the "Articles of Merger") that shall be filed with the Secretary of State of the State of Rhode Island and the certificate of merger (together with the Articles of Merger, the "Certificate of Merger") that shall be filed with the Secretary of State of the State of New Jersey on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective as set forth in the Certificate of Merger which shall not be later than the Closing Date.

            1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 7-1.1-69 of the RIBCA and
Section 14A:10-6 of the NJBCA.

            1.4 Conversion of Summit Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of FleetBoston, Summit or the holder of any of the following securities:

            (a) Subject to Section 2.2(e), each share of the common stock, par value $0.80 per share, of Summit issued and outstanding immediately prior to the Effective Time (together with the preferred stock purchase rights ("Summit Stockholder Rights") attached thereto issued pursuant to that certain Rights Agreement, between Summit and First Chicago Trust Company of New York, dated as of June 16, 1999 (the "Summit Rights Agreement"), the "Summit Common Stock"), except for shares of Summit Common Stock owned by Summit as treasury stock or owned, directly or indirectly, by Summit or (other than shares of Summit Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third parties (any such shares of Summit Common Stock or FleetBoston Common Stock which are similarly held, whether held directly or indirectly by Summit or FleetBoston, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of Summit Common Stock held by Summit or FleetBoston in respect of a debt previously contracted (any such shares of Summit Common Stock, and shares of FleetBoston Common Stock which are similarly held, whether held directly or indirectly by Summit or FleetBoston, being referred to herein as "DPC Shares")), shall be converted into the right to receive 1.02 shares (the "Exchange Ratio") of the common stock, par value $0.01 per share, of FleetBoston (together with the preferred stock purchase rights (the "FleetBoston Stockholder Rights") attached thereto pursuant to that certain Rights Agreement, dated as of August 16, 2000, between FleetBoston and Equiserve, LP, as Rights Agent (the "FleetBoston Rights Agreement"), the "FleetBoston Common Stock").

            (b) All of the shares of Summit Common Stock converted into the right to receive FleetBoston Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Summit Common Stock (each a "Certificate") shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of FleetBoston Common Stock and (ii) cash in lieu of fractional shares into which the shares of Summit Common Stock represented by such Certificate have been converted pursuant to this Section 1.4 and Section 2.2(e). Certificates previously representing shares of Summit Common Stock shall be exchanged for certificates representing whole shares of FleetBoston Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of FleetBoston Common Stock or Summit Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

            (c) Notwithstanding anything in the Agreement to the contrary, at the Effective Time, all shares of Summit Common Stock that are owned, directly or indirectly, by Summit or FleetBoston (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of FleetBoston or other consideration shall be delivered in exchange therefor.

            1.5 FleetBoston Capital Stock. At and after the Effective Time, each share of FleetBoston Common Stock and each share of preferred stock, par value $1.00 per share, of FleetBoston ("FleetBoston Preferred Stock," and together with the FleetBoston Common Stock, the "FleetBoston Capital Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

            1.6 Options. (a) At the Effective Time, each option granted by Summit to purchase shares of Summit Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Summit

Common Stock and shall be converted automatically into an option to purchase shares of FleetBoston Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of, as the case may be, the Converted Summit Bancorporation Stock Option Plan, Summit Bancorp. 1993 Incentive Stock and Option Plan, as amended, the UJB Financial Corp. 1990 Stock Option Plan, as amended, Management Incentive Plan, United Jersey Banks 1982 Stock Option Plan, as amended, Summit Bancorp, 1999 Non-Executive Option Plan, as amended, United Jersey Banks 1987 Stock Option Plan, as amended, Converted Collective Bancorp, Inc. Stock Option Plan of Summit Bancorp., Converted Bancorp NJ Stock Option Plan, Converted BMJ Financial Corp. Stock Option Plan, Converted NMBT Stock Option Plan, Converted NSS Bancorp Stock Option Plan, Converted New Canaan Bank & Trust Stock Option Plan, Converted Price Bancorp Stock Option Plan (collectively, the "Summit Stock Plans"), and the agreements evidencing grants thereunder):

                 (i) The number of shares of FleetBoston Common Stock to be subject to the new option shall be equal to the product of the number of shares of Summit Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of FleetBoston Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

                 (ii) The exercise price per share of FleetBoston Common Stock under the new option shall be equal to the exercise price per share of Summit Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest whole cent.

            (b) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with
Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Summit shall be deemed to be references to FleetBoston.

            (c) FleetBoston shall take all corporate action necessary to reserve for issuance a sufficient number of shares of FleetBoston Common Stock for delivery upon exercise of Summit Stock Options, as adjusted in accordance with this Section 1.6. As soon as practicable after the Effective Time, FleetBoston shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of FleetBoston Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

            1.7 Articles of Incorporation of FleetBoston. At the Effective Time, the FleetBoston Articles shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

            1.8 By-Laws of FleetBoston. At the Effective Time, the FleetBoston By-Laws shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

            1.9 Tax and Accounting Consequences. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354, 361 and 368 of the Code and that the Merger shall be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP").


                                   ARTICLE II


                               EXCHANGE OF SHARES

            2.1 FleetBoston to Make Shares Available. At or prior to the Effective Time, FleetBoston shall deposit, or shall cause to be deposited, with a bank or trust company Subsidiary of FleetBoston, or another bank or trust company reasonably acceptable to each of Summit and FleetBoston (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of FleetBoston Common Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of FleetBoston Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Summit Common Stock.

            2.2 Exchange of Shares. (a) As soon as practicable after the Effective Time, but in no event more than 10 days after the later of the Closing Date or the date the Exchange Agent shall have received from Summit a substantially complete list of the final shareholders of Summit as of the Effective Time, the Exchange Agent shall mail to each holder of record of one or more Certificates a letter of transmittal in customary form as reasonably agreed to by the parties (which shall specify, among other things, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of FleetBoston Common Stock and any cash in lieu of fractional shares into which the shares of Summit Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor, as applicable,
(i) a certificate representing that number of whole shares of FleetBoston Common Stock to which such holder of Summit Common Stock shall have become entitled pursuant to the provisions of Article I, (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate or Certificates surrendered pursuant to the provisions of this Article II, and (iii) a check representing the amount of any dividends or distributions then payable pursuant to Section 2.2(b)(i) and the Certificate or Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

            (b) No dividends or other distributions declared with respect to FleetBoston Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid, without any interest thereon, which theretofore had become payable and (ii), at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender, with respect to shares of FleetBoston Common Stock represented by such Certificate.

            (c) If any certificate representing shares of FleetBoston Common Stock is to be issued in a name other than that in which the Certificate or Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Certificate or Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the issuance of a certificate representing shares of FleetBoston Common Stock in any name other than that of the registered holder of the Certificate or Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

            (d) After the Effective Time, there shall be no transfers on the stock transfer books of Summit of the shares of Summit Capital Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of Summit Common Stock that occurred prior to the Effective Time and otherwise as necessary to prepare a list of the final shareholders of Summit. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of FleetBoston Common Stock as provided in this Article II.

            (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of FleetBoston Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to FleetBoston Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of FleetBoston. In lieu of the issuance of any such fractional share, FleetBoston shall pay to each former stockholder of Summit who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the average of the closing-sale prices of FleetBoston Common Stock on the New York Stock Exchange, Inc. (the "NYSE") as reported by The Wall Street Journal for the five trading days immediately preceding the date of the Effective Time by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of FleetBoston Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4.

            (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Summit for 12 months after the Effective Time shall be paid to FleetBoston. Any former stockholders of Summit who have not theretofore complied with this Article II shall thereafter look only to FleetBoston for payment of the shares of FleetBoston Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the FleetBoston Common Stock deliverable in respect of each share of Summit Common Stock, as the case may be, such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of FleetBoston, Summit, the Exchange Agent or any other person shall be liable to any former holder of shares of Summit Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by FleetBoston, the posting by such person of a bond in such amount as FleetBoston may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of FleetBoston Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE III


                    REPRESENTATIONS AND WARRANTIES OF SUMMIT

            Except as disclosed in Summit disclosure schedule delivered to FleetBoston prior to the execution of this Agreement (the "Summit Disclosure Schedule"), Summit hereby represents and warrants to FleetBoston as follows:

            3.1 Corporate Organization. (a) Summit is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Summit has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Summit. As used in this Agreement, the term "Material Adverse Effect" means, with respect to FleetBoston, Summit or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole or (ii) the ability of such party to timely consummate the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not be deemed to include effects to the extent resulting from (a) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (b) actions or omissions of FleetBoston or Summit taken with the prior written consent of the other in contemplation of the transactions contemplated hereby and (c) changes in general economic conditions affecting banks or their holding companies generally.

            3.2 As used in this Agreement, the word "Subsidiary" when used with respect to any party, means any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes, and the words "Summit Subsidiary" and "FleetBoston Subsidiary" shall mean any direct or indirect Subsidiary of Summit or FleetBoston, respectively. Summit is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). True and complete copies of the Restated Certificate of Incorporation of Summit (the "Summit Certificate") and the By-Laws of Summit (the "Summit By-Laws") have previously been made available by Summit to FleetBoston.

            (b) Each of Summit's Subsidiaries (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Summit and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

            3.3 Capitalization. (a) The authorized capital stock of Summit consists of (i) 390,000,000 shares of Summit Common Stock, of which, as of September 28, 2000, 173,591,527 shares were issued and outstanding and 3,671,290 shares were held in treasury, and (ii) 6,000,000 shares of preferred stock, without par value and together with Summit Common Stock, "Summit Capital Stock"), of which no shares are issued or outstanding. All of the issued and outstanding shares of Summit Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as described in this Section 3.2(a) and except pursuant to the terms of (i) Summit Option Agreement, (ii) options issued pursuant to Summit Stock Plans and (iii) Summit Rights Agreement, Summit does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Summit Capital Stock or any other equity securities of Summit or any securities representing the right to purchase or otherwise receive any shares of Summit Capital Stock (collectively, including the items contemplated by clauses
(i) through (iii) of this sentence, the "Summit Rights"). As of September 30, 2000, no shares of Summit Capital Stock were reserved for issuance, except for 68,846 shares of Summit Common Stock reserved for issuance in connection with

Summit Automatic Dividend Reinvestment and Common Stock Purchase Plan (the "Summit DRIP"), 19,173,336 shares of Summit Common Stock reserved for issuance upon the exercise of stock options pursuant to Summit Stock Plans and in respect of the employee and director savings, compensation and deferred compensation plans described in Section 3.11(a) of Summit Disclosure Schedule and 1,772,629 Series S Preferred Shares of Summit, reserved for issuance in connection with Summit Rights Agreement. Since September 28, 2000, Summit has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than as permitted by Section 5.2(b). Summit has previously provided FleetBoston with a list of the aggregate number of options outstanding under Summit Stock Plans as of September 28, 2000 and the weighted average exercise price for such options.

            (b) Summit owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of Summit's Subsidiaries, free and clear of any material liens, pledges, charges and security interests and similar encumbrances ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Summit Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 3.2(b) of Summit Disclosure Schedule sets forth a list of the material investments of Summit in corporations, joint ventures, partnerships, limited liability companies and other entities other than its Subsidiaries.

            3.4 Authority; No Violation. (a) Summit has full corporate power and authority to execute and deliver this Agreement and Summit Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and Summit Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Summit. The Board of Directors of Summit has determined that this Agreement and the transactions contemplated hereby are in the best interests of Summit and its stockholders and has directed that this Agreement and the transactions contemplated hereby be submitted to Summit's stockholders for adoption at a duly held meeting of such stockholders and, except for the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of the holders of a majority of the outstanding shares of Summit Common Stock voted at such meeting, no other corporate proceedings on the part of Summit are necessary to approve this Agreement or Summit Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and Summit Option Agreement have been duly and validly executed and delivered by Summit and (assuming due authorization, execution and delivery by FleetBoston) constitute valid and binding obligations of Summit, enforceable against Summit in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

            (b) Neither the execution and delivery of this Agreement or Summit Option Agreement by Summit nor the consummation by Summit of the transactions contemplated hereby or thereby, nor compliance by Summit with any of the terms or provisions hereof or thereof, will (i) violate any provision of Summit Certificate or Summit By-Laws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Summit, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Summit, any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Summit or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on Summit.

            3.5 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and the Federal Reserve Act, as amended, and approval of such applications and notices,
(ii) the filing of any required applications or notices with any state agencies and approval of such applications and notices (the "State Approvals"), (iii) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meetings of Summit's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement"), and of the registration statement on Form S-4 (the "S-4") in which the Proxy Statement will be included as a prospectus, (iv) the filing of the Articles of Merger with the Rhode Island Secretary pursuant to the RIBCA and the issuance by the Rhode Island Secretary of a Certificate of Merger and the filing of the Articles of Merger with the Secretary of State of the State of New Jersey pursuant to the NJBCA, (v) any notices to or filings with the Small Business Administration (the "SBA"), (vi) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (vii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of FleetBoston Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of stockholders of Summit, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") are necessary in connection with (A) the execution and delivery by Summit of this Agreement and Summit Option Agreement and (B) the consummation by Summit of the Merger and the other transactions contemplated hereby and by Summit Option Agreement.

            3.6 Reports. Summit and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1997 with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority, (iv) the SEC, (v) any foreign regulatory authority and (vi) any SRO (collectively, "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1997, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Summit. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of Summit and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the best knowledge of Summit, investigation into the business or operations of Summit or any of its Subsidiaries since January 1, 1997, except where such proceedings or investigation will not, either individually or in the aggregate, have a Material Adverse Effect on Summit. There (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Summit or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations policies or procedures of Summit since January 1, 1997, which, in the reasonable judgment of Summit, will, either individually or in the aggregate, have a Material Adverse Effect on Summit.

            3.7 Financial Statements. Summit has previously made available to FleetBoston copies of (i) the consolidated balance sheet of Summit and its Subsidiaries as of December 31, for the fiscal years 1998 and 1999, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1997 through 1999, inclusive, as reported in Summit's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Summit 1999 10-K") filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), accompanied by the audit report of KPMG LLP, independent public accountants with respect to Summit and (ii) the unaudited consolidated balance sheet of Summit and its Subsidiaries as of June 30, 1999 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows of the six month periods then ended, as reported in Summit's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2000. The December 31, 1999 consolidated balance sheet of Summit (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of Summit and its Subsidiaries as of the date thereof, and the other financial statements referred to in this
Section 3.6 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Summit and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject to normal year-end audit adjustments in amounts consistent with past experience in the case of unaudited statements; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Summit and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

            3.8 Broker's Fees. Neither Summit nor any Summit Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement.

            3.9 Absence of Certain Changes or Events. (a) Except as publicly disclosed in Summit Reports filed prior to the date hereof, since December 31, 1999, no event or events have occurred that have had, either individually or in the aggregate, a Material Adverse Effect on Summit.

            (b) Except as publicly disclosed in Summit Reports filed prior to the date hereof, since December 31, 1999 through and including the date hereof, Summit and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

            (c) Since December 31, 1999, neither Summit nor any of its Subsidiaries has (i) except for normal increases for employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange
Act) made in the ordinary course of business consistent with past practice or as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1999, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than the customary year-end bonuses for fiscal 2000 and 1999 in amounts consistent with past practice, (ii) granted any stock appreciation rights or granted any rights to acquire any shares of its capital stock to any executive officer, director or employee other than grants to employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice under Summit Stock Plans and except as permitted by Section 5.2(b)(iii), or (iii) suffered any strike, work stoppage, slow-down, or other labor disturbance.

            3.10 Legal Proceedings. (a) Neither Summit nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Summit's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Summit or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or Summit Option Agreement as to which, in any such case, there is a reasonable probability of an adverse determination and which, if adversely determined, will, either individually or in the aggregate, have a Material Adverse Effect on Summit.

            (b) There is no injunction, judgment, or regulatory (other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries) imposed upon Summit, any of its Subsidiaries or the assets of Summit or any of its Subsidiaries that has had, or will have, either individually or in the aggregate, a Material Adverse Effect on Summit or the Surviving Corporation.

            3.11 Taxes and Tax Returns. (a) Each of Summit and its Subsidiaries has duly filed all federal, state, foreign and local information returns and Tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other government charges which are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against or (ii) information returns, Tax returns, Taxes or other governmental charges as to which the failure to file, pay or make provision for will not have, either individually or in the aggregate, a Material Adverse Effect on Summit. The federal income Tax returns of Summit and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") for all years to and including 1997 and any liability with respect thereto has been satisfied or any liability with respect to deficiencies asserted as a result of such examination is covered by adequate reserves. There are no material disputes pending, or claims asserted, for Taxes or assessments upon Summit or any of its Subsidiaries for which Summit does not have adequate reserves. Neither Summit nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Summit and its Subsidiaries). Within the past five years, neither Summit nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code.

            (b) As used in this Agreement, the term "Tax" or "Taxes" means (i) all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon and (ii) any liability for Taxes described in clause (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

            (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Summit or any of its Subsidiaries under any contract, plan, program, arrangement or understanding would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Summit.

            3.12 Employees. (a) The Summit Disclosure Schedule sets forth a true and complete list of each material employee or director benefit or compensation plan, arrangement or agreement, and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is maintained, or contributed to, as of the date of this Agreement (the "Summit Benefit Plans") by Summit, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Summit ERISA Affiliate"), all of which together with Summit would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            (b) Summit has heretofore made available to FleetBoston true and complete copies of each of Summit Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such Summit Benefit Plan (if applicable) for each of the last two years and (ii) the most recent determination letter from the IRS (if applicable) for such Summit Benefit Plan.

            (c) Except for such noncompliance as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Summit, (i) each of Summit Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of Summit Benefit Plans intended to be "qualified" within the meaning of Section 401 (a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such Summit Benefit Plan, (iii) with respect to each Summit Benefit Plan that is subject to Title IV of ERISA, the present value (as defined under Section 3(26) of ERISA) of accumulated benefit obligations under such Summit Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Summit Benefit Plan's actuary with respect to such Summit Benefit Plan, did not, as of its latest valuation date, exceed the then current value (as defined under Section 3(26) of ERISA) of the assets of such Summit Benefit Plan allocable to such accrued benefits, (iv) no Summit Benefit Plan provides benefits coverage, including, without limitation, death or medical benefits coverage (whether or not insured), with respect to current or former employees or directors of Summit or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Summit or its Subsidiaries, (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (E) coverage through the last day of the calendar month in which retirement or other termination of service occurs, or (F) medical expense reimbursement accounts, (v) no liability under Title IV of ERISA has been incurred by Summit, its Subsidiaries or any Summit ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Summit, its Subsidiaries or any Summit ERISA Affiliate of incurring a liability thereunder, (vi) no Summit Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) none of Summit, its Subsidiaries or any other person, including any fiduciary, has engaged in a transaction in connection with which Summit, its Subsidiaries or any Summit Benefit Plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code, and (viii) to the best knowledge of Summit there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of Summit Benefit Plans or any trusts related thereto that will have, either individually or in the aggregate, a Material Adverse Effect on Summit.

            (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Summit or any of its affiliates from Summit or any of its affiliates under any Summit Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Summit Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

            3.13 SEC Reports. Summit has previously made available to FleetBoston an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1997 by Summit with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Summit Reports") and prior to the date hereof and (b) communication mailed by Summit to its stockholders since January 1, 1997 and prior to the date hereof, and no such Summit Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1997, as of their respective dates, all Summit Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

            3.14 Compliance with Applicable Law. (a) Summit and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Summit or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default will not, either individually or in the aggregate, have a Material Adverse Effect on Summit.

            (b) Except as will not have, either individually or in the aggregate, a Material Adverse Effect on Summit, Summit and each Summit Subsidiary have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of Summit, any Summit Subsidiary, or any director, officer or employee of Summit or of any Summit Subsidiary, has committed any breach of trust with respect to any such fiduciary account that will have a Material Adverse Effect on Summit, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

            3.15 Certain Contracts. (a) Neither Summit nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from FleetBoston, Summit, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in Summit Reports, (iv) which materially restricts the conduct of any line of business by Summit or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which a bank holding company may lawfully engage, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any stockholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Summit has previously made available to FleetBoston true and correct copies of all employment and deferred compensation agreements which are in writing and to which Summit or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this
Section 3.14(a), whether or not set forth in Summit Disclosure Schedule, is referred to herein as a "Summit Contract," and neither Summit nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, either individually or in the aggregate, will have a Material Adverse Effect on Summit.

            (b) With such exceptions that, either individually or in the aggregate, will not have a Material Adverse Effect on Summit, (i) each Summit Contract is valid and binding on Summit or any of its Subsidiaries, as applicable, and is in full force and effect, (ii) Summit and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Summit Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Summit or any of its Subsidiaries under any such Summit Contract.

            3.16 Agreements with Regulatory Agencies. Neither Summit nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 1997, a recipient of any supervisory letter from, or since January 1, 1997, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each item in this sentence, whether or not set forth in Summit Disclosure Schedule, a "Summit Regulatory Agreement"), nor has Summit or any of its Subsidiaries been advised since January 1, 1997, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Summit Regulatory Agreement.

            3.17 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Summit or for the account of a customer of Summit or any of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and, to Summit's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Summit or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Summit and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Summit's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

            3.18 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Summit included in Summit 1999 10-K and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1999, since such date, neither Summit nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate (including if considered together with liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1999), has had or will have a Material Adverse Effect on Summit.

            3.19 Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on Summit of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against Summit, which liability or obligation will, either individually or in the aggregate, have a Material Adverse Effect on Summit. To the knowledge of Summit, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that will, individually or in the aggregate, have a Material Adverse Effect on Summit. Summit is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Authority or third party imposing any liability or obligation with respect to the foregoing that will have, either individually or in the aggregate, a Material Adverse Effect on Summit.

            3.20 Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect on Summit, to the knowledge of
Summit: (a) Summit and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by Summit and its Subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Summit or any Subsidiary acquired the right to use any Intellectual Property; (c) no Person is challenging, infringing on or otherwise violating any right of Summit or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Summit or its Subsidiaries; and (d) neither Summit nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Summit and its Subsidiaries and no Intellectual Property owned and/or licensed by Summit or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights.

            3.21 State Takeover Laws; Summit Rights Agreement. (a) The Board of Directors of Summit has approved this Agreement and Summit Option Agreement and the transactions contemplated hereby and thereby for purposes of rendering inapplicable to such agreements and transactions the New Jersey Shareholder Protection Act, Summit Rights Agreement and, to the best knowledge of Summit, any similar "takeover" or "interested stockholder" law (all such laws, including the New Jersey Shareholder Protection Act, "Takeover Statutes").

            (b) Summit has taken all action, if any, necessary or appropriate so that the entering into of this Agreement and Summit Option Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not result in the ability of any person to exercise any Summit Stockholder Rights under Summit Rights Agreement or enable or require Summit Stockholder Rights to separate from the shares of Summit Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Stock Acquisition Date" (as such terms are defined in Summit Rights Agreement) has occurred.

            3.22 Reorganization; Pooling of Interests. As of the date of this Agreement, Summit has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.

            3.23 Opinions. Prior to the execution of this Agreement, Summit has received an opinion from Merrill Lynch, Pierce, Fenner & Smith to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the stockholders of Summit from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

            3.24 Summit Information. The information relating to Summit and its Subsidiaries which is provided by Summit or its representatives for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to FleetBoston or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder.

                                   ARTICLE IV


                  REPRESENTATIONS AND WARRANTIES OF FLEETBOSTON

            Except as disclosed in the FleetBoston disclosure schedule delivered to Summit prior to the execution of this Agreement (the "FleetBoston Disclosure Schedule") FleetBoston represents and warrants to Summit as follows:

            4.1 Corporate Organization. (a) FleetBoston is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island. FleetBoston has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on FleetBoston. FleetBoston is duly registered as a financial holding Summit under the BHC Act. True and complete copies of the Restated Articles of Incorporation (the "FleetBoston Articles") and By-Laws of FleetBoston, as in effect as of the date of this Agreement, have previously been made available by FleetBoston to Summit.

            (b) Each FleetBoston Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether Federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on FleetBoston, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

            4.2 Capitalization. (a) The authorized capital stock of FleetBoston consists of 2,000,000,000 shares of FleetBoston Common Stock, of which, as of September 28, 2000, no more than 902,450,000 shares were issued and outstanding, and 16,000,000 shares of preferred stock, $1.00 par value, of which (i) 500,000 shares were designated, issued and outstanding as FleetBoston 9.35% Cumulative Preferred, (ii) 765,010 shares were designated, issued and outstanding as FleetBoston Series V 7.25% Perpetual Preferred, (iii) 600,000 shares were designated, issued and outstanding as FleetBoston Series VI 6.75% Perpetual Preferred, (iv) 700,000 shares were designated, issued and outstanding as FleetBoston Series VII Fixed/Adjustable Rate Cumulative Preferred, (v) 200,000 shares were designated, issued and outstanding as FleetBoston Series VIII Fixed/Adjustable Rate Noncumulative Preferred, (vi) 1,100,000 shares were designated and no shares were issued or outstanding as Series III 10.12% Perpetual Preferred Stock, (vii) 1,000,000 shares were designated and no shares were issued or outstanding as Series IV 9.375% Perpetual Preferred Stock, (viii) 1,415,000 shares were designated and no shares were issued or outstanding as Dual Convertible Preferred Stock, (ix) 3,000,000 shares were designated and no shares were issued or outstanding as Cumulative Participating Junior Preferred Stock, (x) 688,700
shares were designated and no shares were issued or outstanding as Preferred Stock with Cumulative and Adjustable Dividends, (xi) 575,000 shares were designated and no shares were issued or outstanding as 9.30% Cumulative Preferred Stock, (xii) 500,000 shares were designated and no shares were issued or outstanding as 9.35% Cumulative Preferred Stock, (xiii) 1,265,000 shares were designated and no shares were issued or outstanding as Series V 7.25% Perpetual Preferred Stock, (xiv) 690,000 shares were designated and no shares were issued or outstanding as Series VI 6.75% Perpetual Preferred Stock, (xv) 805,000 shares were designated and no shares were issued or outstanding as Series VII Fixed/Adjustable Rate Cumulative Preferred Stock and (xvi) 200,000 shares were designated and no shares were issued or outstanding as Series VIII Fixed/Adjustable Rate Noncumulative Preferred Stock. As of September 28, 2000, no more than 13,600,000] shares of FleetBoston Common Stock were held in FleetBoston's treasury. As of the date hereof, no shares of FleetBoston Common Stock or FleetBoston Preferred Stock were reserved for issuance, except as described in this Section 4.2(a) and except for 89.2 million shares reserved for issuance upon exercise of options issued pursuant to employee and director stock plans of FleetBoston in effect as of the date hereof (the "FleetBoston Stock Plans"), (ii) 13.2 million shares reserved for issuance pursuant to outstanding warrants to purchase FleetBoston Common Stock (the "FleetBoston Warrants"), (iv) 3,000,000 shares of Cumulative Participating Junior Preferred Stock, $1.00 par value, reserved for issuance pursuant to the FleetBoston Rights Agreement. All of the issued and outstanding shares of FleetBoston Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except for this Agreement, the FleetBoston Stock Plans, the FleetBoston Warrants, the FleetBoston Purchase Rights and the FleetBoston Rights Agreement, FleetBoston does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of FleetBoston Capital Stock or any other equity securities of FleetBoston or any securities representing the right to purchase or otherwise receive any shares of FleetBoston Capital Stock. The shares of FleetBoston Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

            (b) FleetBoston owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the FleetBoston Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (subject to 12 U.S.C. ss.ss. 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No FleetBoston Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

            4.3 Authority, No Violation. (a) FleetBoston has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of FleetBoston and no other corporate proceedings on the part of FleetBoston are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FleetBoston and (assuming due authorization, execution and delivery by Summit) constitutes valid and binding obligations of each of FleetBoston, enforceable against each of FleetBoston in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

            (b) Neither the execution and delivery of this Agreement by FleetBoston, nor the consummation by FleetBoston of the transactions contemplated hereby, nor compliance by FleetBoston with any of the terms or provisions hereof, will (i) violate any provision of the FleetBoston Articles or By-Laws, or (ii) assuming that the consents and approvals referred to in Section
4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, writ, or Injunction applicable to FleetBoston, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of FleetBoston, any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FleetBoston, any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on FleetBoston.

            4.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and the Federal Reserve Act, as amended, and approval of such applications and notices, (ii) the State Approvals, (iii) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the S-4, (iv) the filing of the Articles of Merger with the Rhode Island Secretary pursuant to the RIBCA and the issuance by the Rhode Island Secretary of a Certificate of Merger and the filing of the Articles of Merger with the Secretary of State of the State of New Jersey pursuant to the NJBCA, (v) any notices to or filings with the SBA, (vi) any notices or filings under the HSR Act, (vii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable SRO, and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws and

(viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of FleetBoston Capital Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by FleetBoston of this Agreement and (B) the consummation by FleetBoston of the Merger and the other transactions contemplated hereby.

            4.5 Reports. FleetBoston and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1997 with the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 1997, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on FleetBoston. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of FleetBoston and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the best knowledge of FleetBoston, investigation into the business or operations of FleetBoston or any of its Subsidiaries since January 1, 1997, except where such proceedings or investigation will not have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston. There (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of FleetBoston or any of its Subsidiaries, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of FleetBoston since January 1, 1997, which, in the reasonable judgment of FleetBoston, will have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston.

            4.6 Financial Statements. FleetBoston has previously provided to Summit copies of (i) the audited consolidated balance sheets of FleetBoston and its Subsidiaries as of December 31, for the fiscal years 1998 and 1999, and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1997 through 1999, inclusive (the "FleetBoston 1999 Financial Information"), as reported in FleetBoston's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "FleetBoston 1999 10-K") filed with the SEC under the Exchange Act, accompanied by the audit report of PricewaterhouseCoopers LLP, independent public accountants with respect to FleetBoston and (ii) the unaudited consolidated balance sheet of Summit and its Subsidiaries as of June 30, 1999 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows of the six month periods then ended, as reported in Summit Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2000. The December 31, 1999 consolidated balance sheet of FleetBoston (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of FleetBoston and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of FleetBoston and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject to normal year-end audit adjustments in amounts consistent with past experience in the case of unaudited statements; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto. The books and records of FleetBoston and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

            4.7 Broker's Fees. Neither FleetBoston nor any FleetBoston Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokers fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement.

            4.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in FleetBoston Reports filed prior to the date hereof, since December 31, 1999, no event or events have occurred which has had, individually or in the aggregate, a Material Adverse Effect on FleetBoston.

            (b) Except as publicly disclosed in FleetBoston Reports filed prior to the date hereof, from December 31, 1999 through and including the date hereof, FleetBoston and the FleetBoston Subsidiaries have carried on their respective businesses in all material respect in the ordinary course.

            4.9 Legal Proceedings. (a) Neither FleetBoston nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of FleetBoston's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against FleetBoston or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which, in any such case, there is a reasonable probability of an adverse determination and which, if adversely determined, will have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston.

            (b) There is no Injunction, judgment, or regulatory restriction (other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries) imposed upon FleetBoston, any of its Subsidiaries or the assets of FleetBoston or any of its Subsidiaries that has had or will have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston or the Surviving Corporation.

            4.10 Taxes and Tax Returns. Each of FleetBoston and its Subsidiaries has duly filed all federal, state, foreign and local information returns and Tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other governmental charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or
(ii) information returns, tax returns, Taxes or other governmental charges as to which the failure to file, pay or make provision for will not have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston. The federal income Tax returns of FleetBoston and its Subsidiaries have been examined by the IRS through 1990 and any liability with respect thereto has been satisfied or any liability with respect to deficiencies asserted as a result of such examination is covered by adequate reserves. There are no material disputes pending, or claims asserted for, Taxes or assessments upon FleetBoston or any of its Subsidiaries for which FleetBoston does not have adequate reserves. Neither FleetBoston nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among FleetBoston and its Subsidiaries). Within the past five years, neither FleetBoston nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code.

            (b) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by FleetBoston or any of its Subsidiaries under any contract, plan, program, arrangement or understanding would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FleetBoston.

            4.11 SEC Reports. FleetBoston has previously made available to Summit an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1997 by FleetBoston with the SEC pursuant to the Securities Act or the Exchange Act (the "FleetBoston Reports") and prior to the date hereof and (b) communication mailed by FleetBoston to its stockholders since January 1, 1997 and prior to the date hereof, and no such FleetBoston Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1997, as of their respective dates, all FleetBoston Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

            4.12 Compliance with Applicable Law. (a) FleetBoston and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to FleetBoston or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default will not, either individually or in the aggregate, have a Material Adverse Effect on FleetBoston.

            (b) Except as will not have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston, FleetBoston and each FleetBoston Subsidiary have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of FleetBoston, any FleetBoston Subsidiary, or any director, officer or employee of FleetBoston or of any FleetBoston Subsidiary, has committed any breach of trust with respect to any such fiduciary account that will have a Material Adverse Effect on FleetBoston, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

            4.13 Agreements with Regulatory Agencies. Neither FleetBoston nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1997, a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or since January 1, 1997, has adopted any policies, procedures or board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the FleetBoston Disclosure Schedule, a "FleetBoston Regulatory Agreement"), nor has FleetBoston or any of its Subsidiaries been advised since January 1, 1997, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such FleetBoston Regulatory Agreement.

            4.14 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of FleetBoston or for the account of a customer of FleetBoston or one of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and, to FleetBoston's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of FleetBoston or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. FleetBoston and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and to FleetBoston's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

            4.15 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of FleetBoston included in the FleetBoston 1999 Financial Information and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1999, since such date, neither FleetBoston nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate (including if considered together with liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1999), has had or will have, a Material Adverse Effect on FleetBoston.

            4.16 Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on FleetBoston of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against FleetBoston, which liability or obligation will, either individually or in the aggregate, have a Material Adverse Effect on Summit. To the knowledge of FleetBoston, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that will, individually or in the aggregate, have a Material Adverse Effect on FleetBoston. FleetBoston is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Authority or third party imposing any liability or obligation with respect to the foregoing that will have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston.

            4.17 Reorganization; Pooling of Interests. As of the date of this Agreement, FleetBoston has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.

            4.18 FleetBoston Information. The information relating to FleetBoston and its Subsidiaries to be contained in the Proxy Statement and the S-4, or the information relating to FleetBoston and its Subsidiaries that is provided by FleetBoston or its representatives for inclusion in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement

(except for such portions thereof that relate only to Summit or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 will comply with the provisions of the Securities Act and the rules and regulations thereunder.


                                    ARTICLE V


                    COVENANTS RELATING TO CONDUCT OF BUSINESS

            5.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including Summit Disclosure Schedule) or Summit Option Agreement, Summit shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course,
(b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay the ability of the parties to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or Summit Option Agreement or to consummate the transactions contemplated hereby or thereby.

            5.2 Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in Summit Disclosure Schedule and except as expressly contemplated or permitted by this Agreement, Summit shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of FleetBoston (which consent shall not be unreasonably withheld):

            (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Summit or any of its wholly owned Subsidiaries to Summit or any of its Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements);

            (b)  (i)   adjust, split, combine or reclassify any capital stock;

                 (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) for regular quarterly cash dividends at a rate not in excess of $0.35 per share of Summit Common Stock, (B) dividends paid by any of the Subsidiaries of Summit to Summit or to any of its wholly owned Subsidiaries and (C) the acceptance of shares of Summit Common Stock as payment of the exercise price of stock options or for withholding taxes incurred in connection with the exercise of stock options or the vesting of restricted stock, in each case in accordance with past practice and the terms of the applicable award agreements);

                 (iii) grant any stock appreciation rights or grant any
            individual, corporation or other entity any right to acquire any shares of its capital stock, other than (A) pursuant to Summit Rights Agreement or any renewal or replacement thereof and (B) grants to newly hired employees of Summit (other than officers that will be subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice under Summit Stock Plans and consistent with the additional terms set forth in Section 5.2 of Summit Disclosure Schedule; or

                 (iv) issue any additional shares of capital stock except (A)
            pursuant to the exercise of stock options outstanding as of the date hereof or issued in compliance with Section 5.2(b)(iii), (B) pursuant to Summit Option Agreement or (C) pursuant to Summit Rights Agreement or any renewal or replacement thereof;

            (c) (i) except for normal increases for employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange
Act) made in the ordinary course of business consistent with past practice, or as required by applicable law or agreements disclosed in Section 5.2 of Summit Disclosure Schedule, increase the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any officer, employee, or director, or (ii) pay any pension or retirement allowance not required by any existing plan or agreement or by applicable law, or (iii) pay any bonus other than customary year-end bonuses for fiscal 2000 determined in accordance with
Section 5.2 of Summit Disclosure Schedule, or (iv) become a party to, amend or commit itself to, any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or as required by applicable law, or (v) except as required under any existing plan, grant, or agreement disclosed in Section 5.2 of Summit Disclosure Schedule, accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other equity-based compensation;

            (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business consistent with past practice or as required by applicable law or as set forth in Summit Disclosure Schedule;

            (e) except for transactions in the ordinary course of business consistent with past practice (other than as set forth in Section 5.2 of Summit Disclosure Schedule), make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

            (f) except for transactions in the ordinary course of business consistent with past practice, terminate, or waive any material provision of any Summit Contract or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms;

            (g) solicit or encourage from any third party or enter into any negotiations, discussions or agreement in respect of, or authorize any individual, corporation or other entity to solicit or encourage from any third party or enter into any negotiations, discussions or agreements in respect of, or provide or cause to be provided any confidential information in connection with, any inquiries or proposals relating to the disposition of all or significant portion of its business or assets, the acquisition of 15% or more of its voting securities, or the merger, consolidation or similar business combination transaction involving it or any of its Subsidiaries with any corporation or other entity, other than as provided by this Agreement (and each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters), provided that Summit may, and may permit its employees, agents and representatives to furnish or cause to be furnished confidential information, and may participate in negotiations or discussions, to the extent that the Board of Directors of Summit determines, in good faith after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, provided further that prior to providing any non-public information permitted to be provided pursuant to the foregoing proviso, Summit shall have entered into a confidentiality agreement with such third party on customary terms as advised by outside legal counsel;

            (h) settle any claim, action or proceeding requiring Summit or any of its Subsidiaries to pay (whether or not such payments would be covered in whole or in part by insurance) any monetary damages in excess of $500,000 or subjecting Summit or any of its Subsidiaries to any restrictions (other than DE MINIMIS restrictions) on its current or future business or operations (including the future business and operations of the Surviving Corporation);

            (i) knowingly take any action, or knowingly fail to take any action, that is reasonably likely to (A) jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes (including by terminating and electing to pay cash for any option to purchase Summit Common Stock as may be permitted under Summit Stock Plans or otherwise) or (B) prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;

            (j) amend its articles of incorporation, its bylaws or comparable governing documents, or amend, or redeem the rights issued under, Summit Rights

Agreement (except as required hereunder), or otherwise take any action to exempt any person or entity (other than FleetBoston or its Subsidiaries) or any action taken by such person or entity from Summit Rights Agreement or any Takeover Statute or similarly restrictive provisions of such party's organizational documents or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

            (k) other than in prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

            (l) take any action that is intended or is reasonably likely to result in any of its representations or warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

            (m) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

            (n) file or amend any Tax return other than in the ordinary course of business, make or change any material Tax election, settle or compromise any material Tax liability or, except as required by applicable law, change any method of accounting for Tax purposes;

            (o) take any action that would materially impede or delay the ability of the parties to obtain any necessary approvals of any Regulatory Agency or Governmental Entity required for the transaction, contemplated hereby or by Summit Option Agreement; or

            (p) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.2.

            5.3 FleetBoston Forbearances. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, FleetBoston shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Summit (which consent shall not be unreasonably withheld), (i) amend the FleetBoston Articles or FleetBoston By-Laws in a manner that would adversely affect the economic benefits of the Merger to Summit stockholders, (ii) knowingly take any action, or knowingly fail to take any action, that is reasonably likely to (A) jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes or (B) prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code (provided that nothing contained herein shall limit the ability of FleetBoston to exercise its rights under Summit Option Agreement), (iii) take any action which would materially impede or delay the ability of the parties to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby, (iv) take any action that is intended or is reasonably likely to result in any of its representations or warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law or (v) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.3.


                                   ARTICLE VI


                              ADDITIONAL AGREEMENTS

            6.1 Regulatory Matters. (a) FleetBoston and Summit shall promptly prepare and file with the SEC the Proxy Statement and FleetBoston shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of FleetBoston and Summit shall use their reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Summit shall thereafter mail or deliver the Proxy Statement to its stockholders. FleetBoston shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Summit shall furnish all information concerning Summit and the holders of Summit Capital Stock as may be reasonably requested in connection with any such action.

            (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. FleetBoston and Summit shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Summit or FleetBoston, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

            (c) FleetBoston and Summit shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of FleetBoston, Summit or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

            (d) FleetBoston and Summit shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

            6.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the parties shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, the parties shall, and shall cause its Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as the other party may reasonably request. None of the parties nor any of their Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

            (b) Except as provided in Section 9.9, each party to this Agreement shall hold, and shall cause its respective Subsidiaries and its and its Subsidiaries' directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure is compelled by judicial or administrative process or, based on the advice of its counsel, by other requirement of law or any relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, and including any copies thereof and any reports, analyses, compilations, forecasts, studies or other documents prepared by the Receiving Party, "Information") concerning the other party furnished to it (the "Receiving Party") by the other party or its representatives in connection with entering into this Agreement or in fulfilling its obligations hereunder, and no Receiving Party shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors and, to the extent permitted above, to any Governmental

Entity or use such information other than in connection with this Agreement (in all cases except to the extent the Receiving Party can demonstrate that such Information or applicable portion thereof (i) is or has become generally available to the public other than as a result of a disclosure directly or indirectly by the Receiving Party or its representatives, (ii) was already known to such party prior to receipt from the other party or its representatives and were not made known to the Receiving Party by a source that was then prohibited from disclosing such information, or (iii) becomes available on a non-confidential basis from a source other than the Receiving Party or its representatives provided that such source was not then known by the Receiving Party to be prohibited from disclosing such information). In the event of a termination of this Agreement, the parties to this Agreement shall upon request by the party providing the Information destroy or return to the party providing the Information all Information, as well as all copies and translations thereof, provided by the other party or any of its representatives; provided, however, that upon such request, the Receiving Party may at its option chose not to return, and shall instead destroy (and certify such destruction by an authorized officer of the Receiving Party), any reports, analyses, compilations, forecasts, studies or other documents prepared by the Receiving Party constituting "Information."

            (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

            6.3 Summit Stockholder Approval. Summit shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement and the Merger. The Board of Directors of Summit shall use its reasonable best efforts to obtain from the stockholders of Summit the vote in favor of the adoption of this Agreement required by the NJBCA and Summit Certificate and By-Laws to consummate the transactions contemplated hereby; provided that the Board of Directors of Summit may withdraw its recommendation of the Agreement and the Merger if the Board of Directors of Summit determines, in good faith after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

            6.4 Legal Conditions to Merger. Each of FleetBoston and Summit shall, and shall cause its Subsidiaries to, use their reasonable best efforts
(a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Summit or FleetBoston or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

            6.5 Affiliates; Publication of Combined Financial Results. (a) Each of FleetBoston and Summit shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders' meeting called by Summit to approve this Agreement, a written agreement, in the form of Exhibit 6.5(a)(1) or (2), as applicable, hereto.

            (b) The Surviving Corporation shall use its best efforts to publish as promptly as reasonably practical, but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

            6.6 Stock Exchange Listing. FleetBoston shall cause the shares of FleetBoston Common Stock, to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

            6.7 Employee Benefit Plans. (a) Until December 31, 2001, the benefits to be provided to employees of Summit and its Subsidiaries as of the Effective Time ("Covered Employees") shall be substantially the same benefit plans and programs provided by Summit or its Subsidiaries, as the case may be, to such employees as of the date hereof. From and after December 31, 2001, the benefits to be provided to the Covered Employees shall be the benefit plans and programs provided to similarly situated employees of FleetBoston. FleetBoston shall, from and after the Effective Time, (i) comply with Summit Plans and other contractual commitments of Summit to its current and former employees in accordance with their terms and honor all employee benefit obligations to current and former employees of Summit and its Subsidiaries under Summit Plans or the applicable contractual commitment, (ii) provide Covered Employees credit for the most recent period of uninterrupted service (including any bridging or prior service credit, without regard to whether there has been an interruption in service, solely to the extent provided by Summit and its Subsidiaries as of the date hereof) with Summit or any of its Subsidiaries (and their predecessors) prior to the Effective Time under employee benefit plans of FleetBoston or its Subsidiaries (other than FleetBoston's noncontributory cash balance defined benefit pension plan), (iii) cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under comparable Summit Plans) and eligibility waiting periods under group health plans of FleetBoston to be waived with respect to Covered Employees (and their eligible dependents) who become participants in such group health plans and (iv) assume, or cause its applicable Subsidiary to assume, all contracts and agreements with employees of Summit, which agreements were entered into prior to the date hereof and which are listed on Section 5.2 of Summit Disclosure Schedule, and all obligations thereunder. From and after the Effective Time, FleetBoston shall honor all vacation and paid time off of the Covered Employees accrued as of the Effective Time, in accordance with Summit policy as in effect on the date hereof. From and after the Effective Time, a Covered Employee who is terminated (as defined in the applicable Summit severance plan or policy as in effect on the date hereof) during the period commencing at the Effective Time and ending on the 12-month anniversary thereof shall be entitled to receive the greater of (i) the severance payments and benefits under the applicable Summit severance plan or policy as in effect on the date hereof (without amendment on or after the Effective Time) and (ii) the severance payments and benefits under FleetBoston's severance plan or policy as in effect on the date of termination of such Covered Employee. In addition, FleetBoston will comply with Section 6.7 of Summit Disclosure Schedule.

            (b) Nothing in this Section 6.7 shall be interpreted as preventing the Surviving Corporation or FleetBoston from amending, modifying or terminating any FleetBoston Benefit Plans or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

            6.8 Indemnification; Directors' and Officers' Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Summit or any of its Subsidiaries (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Summit or any of its Subsidiaries or (ii) this Agreement, Summit Option Agreement or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, FleetBoston shall indemnify and hold harmless, as and to the fullest extent provided by applicable law, Summit Certificate, Summit By-Laws and any agreement set forth in Section 6.8 of Summit Disclosure Schedule, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reimbursement for reasonable fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party as provided by Summit Certificate, Summit By-Laws and any agreement set forth in Section 6.8 of Summit Disclosure Schedule), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.

            (b) FleetBoston shall use its reasonable best efforts to cause the individuals serving as officers and directors of Summit or any of its Subsidiaries immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time by the directors' and officers' liability insurance policy maintained by Summit (provided that FleetBoston may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided that in no event shall FleetBoston be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Summit (which current amount is set forth in Section 6.8 of Summit Disclosure Schedule) for such insurance

(the "Insurance Amount), and provided further that if FleetBoston is unable to maintain such policy (or such substitute policy) as a result of the preceding proviso, FleetBoston shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

            (c) The provisions of this Section 6.8 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

            6.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of FleetBoston, on the one hand, and a Subsidiary of Summit, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, FleetBoston.

            6.10 Advice of Changes. FleetBoston and Summit shall each promptly advise the other party of any change or event (i) having a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

            6.11 Dividends. After the date of this Agreement, each of FleetBoston and Summit shall coordinate with the other the declaration of any dividends in respect of FleetBoston Common Stock and Summit Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Summit Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Summit Common Stock and any shares of FleetBoston Common Stock any such holder receives in exchange therefor in the Merger.

            6.12 Exemption from Liability Under Section 16(b). Assuming that Summit delivers to FleetBoston the Section 16 Information (as defined below) in a timely fashion, the Board of Directors of FleetBoston, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution providing that the receipt by Summit Insiders of FleetBoston Common Stock in exchange for shares of Summit Common Stock, and of options on FleetBoston Common Stock upon conversion of options on Summit Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. "Section 16 Information" shall mean information accurate in all respects regarding Summit Insiders, the number of shares of Summit Common Stock held by each such Summit Insider and expected to be exchanged for FleetBoston Common Stock in the Merger, and the number and description of the options on Summit Common Stock held by each such Summit Insider and expected to be converted into options on FleetBoston Common Stock in connection with the Merger. The "Summit Insiders" shall mean those officers and directors of

Summit who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

            6.13 Directorships. FleetBoston shall take such actions as may be reasonably required (including as set forth in Section 6.13 of the FleetBoston Disclosure Schedule) to cause its Board of Directors to be expanded by two members and to appoint Mr. T. Joseph Semrod and one of the current outside directors of Summit Board of Directors (to be mutually agreed upon by FleetBoston and Summit) to the class of FleetBoston directors with terms expiring at the 2004 Annual Meeting of FleetBoston Stockholders.

            6.14 Aggregate Capitalization. Summit will not take any action, or fail to take any action, that results in the aggregate number of shares of Summit Common Stock outstanding immediately prior to the Effective Time (including all shares of Summit Common Stock subject to Summit Rights other than Summit Option Agreement, but not including shares of Summit Common Stock held in treasury) exceeding 186,365,926.

            6.15 Community Commitments. From and after the Effective Time, FleetBoston shall use its reasonable efforts to continue the community commitments undertaken by Summit Bank Subsidiaries prior to the date hereof in the communities currently served by such banks.


                                   ARTICLE VII


                              CONDITIONS PRECEDENT

            7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Stockholder Approval. This Agreement shall have been adopted by the requisite affirmative vote of the holders of Summit Common Stock entitled to vote thereon.

            (b) NYSE Listing. The shares of FleetBoston Common Stock which shall be issued to the stockholders of Summit upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

            (c) Regulatory Approvals. All regulatory approvals set forth under Sections 3.4 and 4.4 required to consummate the transactions contemplated hereby, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

            (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

            (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, Injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger or the Bank Merger.

            (f) Federal Tax Opinion. The parties hereto shall have received the opinions of their respective counsel, Wachtell, Lipton, Rosen & Katz, and Weil, Gotshal & Manges LLP, in form and substance reasonably satisfactory to FleetBoston and Summit, as the case may be, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in each such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions, counsel may require and rely upon representations contained in certificates of officers of FleetBoston, Summit and others, reasonably satisfactory in form and substance to such counsel.

            (g) Pooling of Interests. FleetBoston and Summit shall each have received a letter from their respective independent accountants addressed to Summit or FleetBoston, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

            7.2 Conditions to Obligations of FleetBoston. The obligation of FleetBoston to effect the Merger is also subject to the satisfaction, or waiver by FleetBoston, at or prior to the Effective Time, of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Summit set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, will have or are reasonably likely to have a Material Adverse Effect on Summit or the Surviving Corporation. FleetBoston shall have received a certificate signed on behalf of Summit by the Chief Executive Officer and the Chief Financial Officer of Summit to the foregoing effect.

            (b) Performance of Obligations of Summit. Summit shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FleetBoston shall have received a certificate signed on behalf of Summit by the Chief Executive Officer and the Chief Financial Officer of Summit to such effect.

            7.3 Conditions to Obligations of Summit. The obligation of Summit to effect the Merger is also subject to the satisfaction or waiver by Summit at or prior to the Effective Time of the following conditions:

            (a) Representations and Warranties. The representations and warranties of FleetBoston set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, will have or are reasonably likely to have a Material Adverse Effect on FleetBoston. Summit shall have received a certificate signed on behalf of FleetBoston by the Chief Executive Officer and the Chief Financial Officer of FleetBoston to the foregoing effect.

            (b) Performance of Obligations of FleetBoston. FleetBoston shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Summit shall have received a certificate signed on behalf of FleetBoston by the Chief Executive Officer and the Chief Financial Officer of FleetBoston to such effect.


                                  ARTICLE VIII


                            TERMINATION AND AMENDMENT

            8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Summit:

            (a) by mutual consent of FleetBoston and Summit in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

            (b) by either the Board of Directors of FleetBoston or the Board of Directors of Summit if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

            (c) by either FleetBoston or Summit if the approval of Summit's stockholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at the meeting of Summit stockholders contemplated by Section 6.3, or at any adjournment or postponement thereof;

            (d) by either the Board of Directors of FleetBoston or the Board of Directors of Summit if the Merger shall not have been consummated on or before the first anniversary of the date hereof unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

            (e) by either the Board of Directors of FleetBoston or the Board of Directors of Summit (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Summit, in the case of a termination by FleetBoston, or FleetBoston, in the case of a termination by Summit, which breach, either individually or in the aggregate, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date.

            8.2 Effect of Termination. In the event of termination of this Agreement by either FleetBoston or Summit as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of FleetBoston, Summit, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 8.2, 9.2 and 9.3 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither FleetBoston nor Summit shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

            8.3  Amendment. Subject to compliance with applicable law and
Section 1.1(b), this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of FleetBoston and Summit; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of FleetBoston or Summit, there may not be, without further approval of such stockholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered hereunder to the holders of Summit Common Stock, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of FleetBoston or Summit, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of FleetBoston Common Stock hereunder, other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX


                               GENERAL PROVISIONS

            9.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature are required to be satisfied or waived at the Closing), unless extended by mutual agreement of the parties (the "Closing Date").

            9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than Summit Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for Section 6.8 and for those other covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time.

            9.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by FleetBoston and Summit.

            9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)  if to FleetBoston, to:

                 FleetBoston Financial Corporation
                 One Federal Street
                 Boston, Massachusetts  02110
                 Attention:  General Counsel
                 Telecopier:  (617) 434-2186

                 with a copy to:

                 Wachtell, Lipton, Rosen & Katz
                 51 West 52nd Street
                 New York, New York  10019
                 Attention:  Craig M. Wasserman, Esq.
                 Telecopier:  (212) 403-2000

            and

            (b)  if to Summit, to:

                 Summit Bancorp.
                 301 Carnegie Center
                 Princeton, New Jersey  08543
                 Attention: General Counsel
                 Telecopier:  (609) 987-3435

                 with a copy to:
                 Weil, Gotshal & Manges LLP
                 767 Fifth Avenue
                 New York, New York  10153
                 Ronald F. Daitz, Esq.
                 Stephen E. Jacobs, Esq.
                 Telecopier:  (212) 310-8007


            9.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Nothing contained herein shall require any party hereto or the Board of Directors of such party to take or refrain from taking any action in violation of applicable law. The Summit Disclosure Schedule and the FleetBoston Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement.

            9.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

            9.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) together with the Option Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

            9.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law principles.

            9.9 Publicity. Neither FleetBoston nor Summit shall, and neither FleetBoston nor Summit shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of Summit (which consent shall not be unreasonably withheld), in the case of a proposed announcement or statement by FleetBoston, or FleetBoston, in the case of a proposed announcement or statement by Summit (which consent shall not be unreasonably withheld); provided, however, that a party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the NYSE.

            9.10 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

            IN WITNESS WHEREOF, FleetBoston Financial Corporation and Summit Bancorp. have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    SUMMIT BANCORP.


                                    By:  /s/ T. Joseph Semrod
                                         -----------------------------------
                                    Name:   T. Joseph Semrod
                                    Title:  Chairman of the Board, President
                                    and Chief Executive Officer

                                    By:  /s/ John G. Collins
                                         -----------------------------------
                                    Name:   John G. Collins
                                    Title:  Vice Chairman

                                    FLEETBOSTON FINANCIAL CORPORATION

                                    By:  /s/ Brian T. Moynihan
                                         -----------------------------------
                                    Name:   Brian T. Moynihan
                                    Title:  Executive Vice President

                                    By:  /s/ H. Jay Sarles
                                         -----------------------------------
                                    Name:   H. Jay Sarles
                                    Title:  Vice Chairman, National Financial
                                    Services, and Chief Administrative Officer






                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                                            Schedule 6.5(a)(1)



              Form of Affiliate Letter Addressed to Summit Bancorp.


Summit Bancorp.
301 Carnegie Center
Princeton, New Jersey  08543

Ladies and Gentlemen:

            I have been advised that as of the date hereof I may be deemed to be an "affiliate" of FleetBoston Financial Corporation, a Rhode Island corporation ("FleetBoston"), as the term "affiliate" is used in and for purposes of Accounting Series Releases Nos. 130 and 135, as amended, of the Securities and Exchange Commission ("Commission"). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of October 1, 2000 (the "Merger Agreement"), by and betweeen FleetBoston and Summit Bancorp., a New Jersey corporation ("Summit"), Summit shall be merged with and into FleetBoston (the "Merger") and each share of the common stock, par value $0.80 per share, of Summit ("Summit Common Stock") shall be converted into the right to receive 1.02 shares of common stock, par value $0.01 per share, of FleetBoston ("FleetBoston Common Stock"). All terms used in this letter but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

            I represent to and covenant with Summit that, from the date that is 30 days prior to the Effective Time, I will not sell, transfer or otherwise dispose of shares of Summit Common Stock held by me and that I will not sell, transfer or otherwise dispose of any shares of FleetBoston Common Stock, until after such time as results covering at least 30 days of combined operations of FleetBoston and Summit after the Merger have been published by FleetBoston in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the results of at least 30 days of combined operations as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 35; provided, however, that this paragraph shall not prevent me from selling, transferring or disposing of such number of shares of FleetBoston Common Stock or Summit Common Stock as will not, in the reasonable judgment of accountants to FleetBoston, interfere with or prevent the Merger being accounted for as a "pooling of interests," taking into account the nature, extent and timing of such sale, transfer or disposition and of similar sales, transfers or dispositions by all affiliates of Summit and all other affiliates of FleetBoston.

            It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect at such time as financial results covering at least thirty days of combined operations following the effective date of the Merger have been published as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 35.

            Execution of this letter should not be construed as an admission on my part that I am an "affiliate" of FleetBoston as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                          Very truly yours,

                                          By:
                                               -----------------------------
                                          Name:


Accepted this [___] day of
[__________], 2000 by

Summit Bancorp.

By:
   ---------------------------------
   Name:
   Title:

                                                            Schedule 6.5(a)(2)


                Form of Affiliate Letter Addressed to FleetBoston


FleetBoston Financial Corporation
One Federal Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

            I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Summit, a New Jersey corporation ("Summit"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases Nos. 130 and 135, as amended, of the Commission. I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of October 1, 2000 (the "Merger Agreement"), by and between FleetBoston and Summit, Summit shall be merged with and into FleetBoston (the "Merger") and each share of the common stock, par value $0.80 per share, of Summit ("Summit Common Stock") shall be converted into the right to receive 1.02 shares of common stock, par value $0.01 per share, of FleetBoston ("FleetBoston Common Stock"). All terms used in this letter but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

            I represent, warrant and covenant to FleetBoston that in the event I receive any FleetBoston Common Stock as a result of the Merger:

     (a) I shall not make any sale, transfer or other disposition of FleetBoston Common Stock in violation of the Act or the Rules and Regulations.

     (b) I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of FleetBoston Common Stock to the extent I believed necessary with my counsel or counsel for Summit.

     (c) I have been advised that the issuance of FleetBoston Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of Summit I may be deemed to have been an affiliate of Summit and the distribution by me of FleetBoston Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of FleetBoston Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to FleetBoston, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     (d) I understand that FleetBoston is under no obligation to register the sale, transfer or other disposition of FleetBoston Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     (e) I also understand that stop transfer instructions will be given to FleetBoston's transfer agents with respect to FleetBoston Common Stock and that there will be placed on the certificates for FleetBoston Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

            "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration."

     (f) I also understand that unless the transfer by me of my FleetBoston Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, FleetBoston reserves the right to put the following legend on the certificates issued to my transferee:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

            It is understood and agreed that the legends set forth in paragraphs
(e) and (f) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to FleetBoston a copy of a letter from the staff of the Commission, an opinion of counsel in form and substance reasonably satisfactory to FleetBoston, or other evidence reasonably satisfactory to FleetBoston, to the effect that such legend is not required for purposes of the Act.

            I further represent to and covenant with FleetBoston that, from the date that is 30 days prior to the Effective Time, I will not sell, transfer or otherwise dispose of shares of Summit Common Stock held by me and that I will not sell, transfer or otherwise dispose of any shares of FleetBoston Common Stock received by me in the Merger, until after such time as results covering at least 30 days of combined operations of FleetBoston and Summitafter the Merger have been published by FleetBoston, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the results of at least 30 days of combined operations; provided, however, that this paragraph shall not prevent me from selling, transferring or disposing of such number of shares of Summit Common Stock or FleetBoston Common Stock as will not, in the reasonable judgment of accountants to FleetBoston, interfere with or prevent the Merger being accounted for as a "pooling of interests," taking into account the nature, extent and timing of such sale, transfer or disposition and of similar sales, transfers or dispositions by all other affiliates of Summit and all affiliates of FleetBoston.

            I recognize and agree that the foregoing provisions also apply to
(i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporate or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

            It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect upon the later of (i) such time as financial results covering at least thirty days of combined operations following the effective date of the Merger have been published as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 35 and (ii) delivery by the undersigned to FleetBoston of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to FleetBoston, or other evidence reasonably satisfactory to FleetBoston, to the effect that a transfer of the undersigned's shares of FleetBoston Common Stock will not violate the Act or any of the rules and regulations of the SEC thereunder.

            Execution of this letter should not be construed as an admission on my part that I am an "affiliate" of Summit as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          By:
                                              -------------------------------
                                                Name:


Accepted this [___] day of
[__________], 2000 by

FleetBoston Financial Corporation

By:
   ---------------------------------
   Name:
   Title: